Exhibit 99.3

NATIONAL CITY CORPORATION
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253-9931.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the Postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. eastern standard time on [__________], [____] to be counted in the final tabulation.
If you vote by mail, your proxy must be received prior to the Special Meeting to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.
Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

National City Corporation	Proxy
This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on [___], [___
The undersigned stockholder of National City Corporation hereby appoints Thomas A. Richlovsky and David L. Zoeller and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National City which the undersigned is entitled to vote at the Special Meeting of Stockholders of National City to be held on [___], [___] and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR proposal 1 and FOR proposal 2.
UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR PROPOSALS 1 AND 2.

Signature(s)

Signature(s)

Date:	, 2008

Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company or other similar entity, your title of capacity should be shown.

ê Please fold and detach card at perforation before mailing. ê

National City Corporation	Proxy
Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote FOR proposal 1 and FOR proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.
1.	Adopt the Agreement and Plan of Merger, dated as of October 24, 2008, by and between The PNC Financial Services Group, Inc. and National City Corporation, as such agreement may be amended from time to time, pursuant to which National City will merge with and into PNC, with PNC surviving the merger

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the foregoing proposal

☐ FOR	☐ AGAINST	☐ ABSTAIN
IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE